Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Manager of Investor Relations, or
Katherine L. Johnston, Investor Relations Analyst
(617) 796-8222
www.hrpreit.com

HRPT Properties Trust Announces Results for the Periods

Ended December 31, 2007

_________________________________________________

Newton, MA (February 14, 2008): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and year ended December 31, 2007.

Results for the quarter ended December 31, 2007:

Net income available for common shareholders was $8.9 million for the quarter ended December 31, 2007, compared to $23.2 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended December 31, 2007 and 2006 was $0.04 and $0.11, respectively.

Funds from operations (FFO) available for common shareholders for the quarter ended December 31, 2007 was $60.9 million, or $0.27 per share basic and diluted, compared to FFO available for common shareholders for the quarter ended December 31, 2006 of $62.1 million, or $0.30 per share basic and $0.29 per share diluted.

The weighted average number of basic and diluted common shares outstanding totaled 222,926,710 and 252,119,368, respectively, for the quarter ended December 31, 2007, and 210,038,547 and 236,057,778, respectively, for the quarter ended December 31, 2006.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the year ended December 31, 2007:

Net income available for common shareholders was $59.5 million for the year ended December 31, 2007, compared to $199.0 million for the same period last year.  EPS for the year ended December 31, 2007 was $0.28 per basic and diluted share, compared to EPS for the year ended December 31, 2006 of $0.95 per share basic and $0.94 per share diluted.  Net income for the year ended December 31, 2006 included a $116.3 million, or $0.55 per share, gain on sale of equity investments.

FFO available for common shareholders for the year ended December 31, 2007 was $247.6 million, or $1.16 per share basic and $1.12 per share diluted, compared to FFO available for common shareholders for the year ended December 31, 2006 of $251.6 million, or $1.20 per share basic and $1.19 per share diluted.

The weighted average number of basic and diluted common shares outstanding totaled 214,361,204 and 243,553,862, respectively, for the year ended December 31, 2007, and 209,965,233 and 216,523,505 for the year ended December 31, 2006.

Occupancy and Leasing Results:

As of December 31, 2007, 92.9% of HRPT’s total square feet was leased, compared to 92.8% as of September 30, 2007 and 93.1% leased as of December 31, 2006.

HRPT signed new leases for 405,000 square feet and lease renewals for 833,000 square feet during the quarter ended December 31, 2007, for weighted average rental rates that were 5% above prior rents for the same space.  Average lease terms for leases signed during the fourth quarter of 2007 were 5.6 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended December 31, 2007 totaled $9.33 per square foot on a weighted average basis.

Investing Activities:

During the fourth quarter of 2007, HRPT acquired six properties with 552,000 square feet of space for $73.8 million, excluding closing costs.

Conference Call:

On Thursday, February 14, 2008, at 1:00 p.m. Eastern Time, Adam Portnoy, Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the fourth quarter 2007 results.

The conference call telephone number is (888) 599-4883.  Participants calling from outside the United States and Canada should dial (913) 905-1086.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 4:00 p.m. Eastern Time Thursday, February 21st.  To hear the replay, dial (719) 457-0820.  The replay pass code is 5647829.

A live audio webcast of the conference call will also be available in a listen only mode on HRPT’s website, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HRPT’s web site for about one week after the call.

Supplemental Data:

A copy of HRPT’s Fourth Quarter 2007 Supplemental Operating and Financial Data is available for download at HRPT’s website, www.hrpreit.com.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of December 31, 2007, HRPT owned 535 properties with 64.5 million square feet, including approximately 17 million square feet of leased industrial and commercial lands in Oahu, HI.  HRPT is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition, along with an explanation of our calculation of FFO.

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Rental income	$214,006	$205,677	$840,010	$795,479

Expenses:
Operating expenses	85,221	82,708	329,105	310,645
Depreciation and amortization	47,599	40,711	182,995	159,803
General and administrative	9,067	7,207	35,717	32,133
Total expenses	141,887	130,626	547,817	502,581

Operating income	72,119	75,051	292,193	292,898

Interest income	853	618	2,295	2,736
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $1,170, $1,104, $4,377 and $4,452, respectively)	(44,944)	(39,577)	(171,571)	(165,894)
Loss on early extinguishment of debt	—	—	(711)	(1,659)
Equity in earnings of equity investments	—	—	—	3,136
Gain on sale of equity investments	—	—	—	116,287
Income from continuing operations before income tax expense	28,028	36,092	122,206	247,504
Income tax expense	(395)	—	(395)	—
Income from continuing operations	27,633	36,092	121,811	247,504
Income from discontinued operations	33	40	223	159
(Loss) gain on sale of properties	(187)	1,745	2,221	2,917
Net income	27,479	37,877	124,255	250,580
Preferred distributions	(14,368)	(14,716)	(60,572)	(44,692)
Excess redemption price paid over carrying value of preferred shares	(4,230)	—	(4,230)	(6,914)
Net income available for common shareholders	$8,881	$23,161	$59,453	$198,974

Calculation of Funds from Operations, or FFO (1):
Net income	$27,479	$37,877	$124,255	$250,580
Plus: depreciation and amortization	47,603	40,727	183,016	159,957
Loss on early extinguishment of debt:
Add: amount included in total expenses	—	—	711	1,659
Less: portion settled in cash	—	—	—	—
Loss (gain) on sale of properties:
Less: amount included in net income	187	(1,745)	(2,221)	(2,917)
Add: land sales	—	—	2,408	—
Less: gain on sale of equity investments	—	—	—	(116,287)
Less: equity in earnings of equity investments	—	—	—	(3,136)
Plus: FFO from equity investments	—	—	—	6,426
FFO	75,269	76,859	308,169	296,282
Less: preferred distributions	(14,368)	(14,716)	(60,572)	(44,692)
FFO available for common shareholders	$60,901	$62,143	$247,597	$251,590

Weighted average common shares outstanding — basic	222,927	210,039	214,361	209,965
Weighted average common shares outstanding — diluted (2)	252,120	236,058	243,554	216,524

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Per common share:
Income from continuing operations available for common shareholders — basic and diluted	$0.04	$0.10	$0.27	$0.93
Income from discontinued operations — basic and diluted	$—	$0.01	$0.01	$0.01
Net income available for common shareholders — basic	$0.04	$0.11	$0.28	$0.95
Net income available for common shareholders — diluted	$0.04	$0.11	$0.28	$0.94
FFO available for common shareholders — basic	$0.27	$0.30	$1.16	$1.20
FFO available for common shareholders — diluted	$0.27	$0.29	$1.12	$1.19

Common distributions paid	$0.21	$0.21	$0.84	$0.84

(1)

We compute FFO as shown in the calculations above. Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we add loss on early extinguishment of debt unless settled in cash. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense and gains or losses on sales of depreciated operating properties, FFO can facilitate a comparison of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.

(2)

At December 31, 2007, we had 15,180 series D preferred shares that were convertible into 29,193 common shares. The effect of our series D convertible preferred shares on income from continuing operations and net income available for common shareholders per share is anti-dilutive to income but dilutive to FFO for the quarter and year ended December 31, 2007. Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Net income available for common shareholders	$8,881	$23,161	$59,453	$198,974
Add - Series D convertible preferred distributions	6,167	5,482	24,668	5,482
Net income available for common shareholders — diluted	$15,048	$28,643	$84,121	$204,456

FFO available for common shareholders	$60,901	$62,143	$247,597	$251,590
Add - Series D convertible preferred distributions	6,167	5,482	24,668	5,482
FFO available for common shareholders — diluted	$67,068	$67,625	$272,265	$257,072

Weighted average common shares outstanding — basic	222,927	210,039	214,361	209,965
Effect of Series D preferred shares	29,193	26,019	29,193	6,559
Weighted average common shares outstanding — diluted	252,120	236,058	243,554	216,524

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

	December 31,
	2007	2006
		(audited)
ASSETS
Real estate properties:
Land	$1,189,684	$1,143,109
Buildings and improvements	4,966,610	4,619,164
	6,156,294	5,762,273
Accumulated depreciation	(808,216)	(668,460)
	5,348,078	5,093,813
Acquired real estate leases	150,672	167,879
Cash and cash equivalents	19,879	16,700
Restricted cash	18,027	22,718
Rents receivable, net of allowance for doubtful accounts of $6,290 and $4,737, respectively	197,967	172,566
Other assets, net	124,709	102,273
Total assets	$5,859,332	$5,575,949

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$140,000	$40,000
Senior unsecured debt, net	2,239,784	1,941,173
Mortgage notes payable, net	394,376	416,058
Accounts payable and accrued expenses	89,441	93,734
Dividends payable	—	44,111
Acquired real estate lease obligations	41,607	41,833
Rent collected in advance	24,779	19,592
Security deposits	16,063	15,972
Due to affiliates	10,399	12,708
Total liabilities	2,956,449	2,625,181

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 7,000,000 and 12,000,000 shares issued and outstanding, respectively, aggregate liquidation preference $175,000 and 300,000, respectively	169,079	289,849
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 225,444,497 and 210,051,590 shares issued and outstanding, respectively	2,254	2,101
Additional paid in capital	2,923,455	2,774,461
Cumulative net income	1,827,609	1,703,354
Cumulative common distributions	(2,251,539)	(2,115,299)
Cumulative preferred distributions	(281,260)	(216,983)
Total shareholders’ equity	2,902,883	2,950,768
Total liabilities and shareholders’ equity	$5,859,332	$5,575,949